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                                                                    EXHIBIT 8.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                  June 1, 1999

Advanta Business Services Corp.
1020 Laurel Oak Road
Voorhees, New Jersey  08043

                  Re: Advanta Leasing Receivables Corp. VIII and Advanta Leasing Receivables Corp. IX Equipment
                           Receivables Asset-Backed Notes, Series 1999-1
                           Class A, Class B and Class C
                           ---------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for Advanta Business Services Corp., a Delaware corporation ("ABS"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), filed on June 1, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Equipment Receivables Asset-Backed Notes, Series 1999-1, Class A, Class B and Class C (collectively, the "Notes"). Such Notes will be issued pursuant to the Master Facility Agreement (the "Master Facility Agreement"), among ABS, as Servicer, Advanta Leasing Receivables Corp. VIII, as an Obligor, Advanta Leasing Receivables Corp. IX, as an Obligor, and Bankers Trust Company, as Trustee, and the Series 1999-1 Supplement thereto.

                  We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary -- Federal Income Tax Status" and "Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of


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Advanta Business Services Corp.
June 1, 1999
Page 2

the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP